 CDT AND AVI IN NEW BUSINESS COLLABORATION

CAMBRIDGE, United Kingdom, 4th March 2005

Cambridge Display Technology (CDT) (Nasdaq: OLED) and Add-Vision Inc. (AVI), a
pioneering developer of technology for low information content displays, have announced a business collaboration in which CDT will give AVI a paid-up license to certain CDT IP for specialised low resolution display applications. CDT will also join the existing private equity investors in a new round of funding to allow AVI to develop the technology more rapidly. In return for the license and equity investment, CDT will acquire a very substantial minority position in AVI.

The Add-Vision approach, developed over the last ten years, allows simple P-OLED displays and backlights to be fabricated by fast screen printing on plastic substrates without the need for expensive clean room facilities. As a result, the cost of display production can be kept lower, while maximising throughput volumes.

With the AVI technology, P-OLED displays are expected to participate in some of the point-of-purchase (POP) display market - estimated to be worth over $18billion. Other potential applications include electronic signage, gaming machines and toys. CDT and
AVI anticipate close technical collaboration to develop the business opportunity.

Dr David Fyfe, CEO of CDT is excited about the possibilities: 'There is a strong synergy between CDT's leading-edge P-OLED technology and the Add-Vision approach to screen printing for low cost production of simple displays. We have taken this different approach to licensing and equity participation because we believe this is a very promising niche application of our technology, and one which would not be of general interest to our licensees who focus on mainstream display products.'

For Add-Vision, Matt Wilkinson, CEO commented: 'Add-Vision is very pleased about the new relationship with CDT. The benefits of P-OLED display technology on plastic substrates, at a very low cost, enables application of emissive displays in products where this was not previously possible. With the CDT investment and paid-up license, Add-
Vision can now move to the next phase of its commercial and technical development.'

About CDT
Cambridge Display Technology is a pioneer in the development of light emitting polymers (P-OLEDs) and their use in a wide range of electronic display products used for information management, communications and entertainment. P-OLEDs are part of the family of organic light emitting diodes, or OLEDs, which are thin, lightweight and power efficient devices that emit light when an electric current flows. P-OLEDs offer an enhanced visual experience and superior performance characteristics compared with other flat panel display technologies such as liquid crystal displays, and have the key advantage that they can be applied in solution using printing processes. Founded in 1992, the company is headquartered in Cambridge, UK and listed on the US Nasdaq stock exchange under the symbol 'OLED'. More information at: www.cdtltd.co.uk

About Add-Vision
Add-Vision is a pioneer in the development of low cost PLED technology for low information content displays and backlighting applications. Founded in 1994, the company has focussed on developing the technology for light emitting displays and their manufacture using screen printing techniques. Since 2001, Add-Vision has concentrated exclusively on P-OLED displays, recognizing their superior performance in viewability, color gamut and operating requirements. Based in Scotts Valley, California, the company has already produced some impressive sample devices at its pilot facility.

Add-Vision
Matthew C Wilkinson
President andCEO
+1 831438-8192
mattw@add-vision.com
Editorial Contacts:
CDT
Terry Nicklin
Marketing Director
+44 1954 713656
tnicklin@cdtltd.co.uk

Statements contained in this press release that are not historical facts are 'forward-looking statements' and their presence may be indicated by words such as 'believe,' 'expect,' 'anticipate,' 'intend,' 'plan,'
'estimate,' 'seek,' 'will,' 'may,' the negative thereof and similar expressions. There can be no assurance that future developments affecting Cambridge Display Technology, Inc. and its subsidiaries will be those anticipated by management. Among the factors, risks and uncertainties that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements are the following: the outcomes of our ongoing and future research and development activities, and those of our licensees; our ability to form and continue strategic relationships with manufacturers of PLED materials and displays; successful commercialization of products including our PLED technology by our licensees; the willingness of these manufacturers and licensees to continue to develop, manufacture and sell commercial products integrating our technology; future demand for products using our PLED technology;
the comparative advantages and disadvantages of any competing technologies; our ability to maintain and improve our competitive position following the expiration of our fundamental patents; and our future capital requirements and our ability to obtain additional financing when needed. Investors should not place undue reliance on such forward-looking statements and we undertake no obligation to update any forward-
looking statements, whether as a result of new information, future events or otherwise. The information referred to above, as well as the risks to our business described in our Prospectus filed with the Securities and Exchange Commission on December 17, 2004, pursuant to Rule 424(b)(4) of the Securities Act of
1933, as amended, should be considered by readers when reviewing forward-looking statements contained in this release.